UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 19, 2004

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

380 Interlocken Crescent, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit

99.1	Press Release of McDATA Corporation dated August 19, 2004

Item 9. Regulation FD Disclosure

On August 19th, 2004, McDATA Corporation (“McDATA”) issued a press release, attached hereto as Exhibit 99.1, announcing Second Quarter 2004 results. Other information to be disclosed on the earnings call will be:

•	Our total port count for all hardware products was up 7% quarter over quarter.

•	We saw a strong ramp in our Eclipse 1620 SAN router revenues through EMC in the second quarter, and expect to see continued strong results next quarter.

•	We expect to exit the fourth quarter of 2004 with a quarterly revenue run rate for our Eclipse SAN routing products that is double Nishan’s pre-acquisition run-rate.

•	We anticipate announcing our 4th SAN routing product at the end of the year.

•	Our non-GAAP tax rate was 34% in the second quarter.

•	On July 31st, 2004, McDATA had cash and marketable securities of $321 mil., including $5 mil. of restricted cash.

•	DSOs (days sales outstanding) were 50 days in the first quarter.

•	McDATA’s non-GAAP annualized inventory turns were approximately 14.

•	Capital expenditures were $5.4 mil in the quarter.

•	Depreciation and amortization expense was $13.7 mil.

•	Deferred revenue was $42 mil at the end of the second quarter.

•	We expect third quarter gross margins to be in the mid 50s% range.

•	We expect operating expenses in the third quarter to be up $1 mil to $3 mil.

•	We expect a non-GAAP tax rate of 34% in the third quarter.

•	We expect to have 119 mil. fully diluted shares outstanding in the third quarter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION

By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Corporate Secretary

Dated: August 19, 2004

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